EX-99.5a

PerspectiveAdvisorsSM
Application for the Perspective Advisors
Fixed and Variable Annuity(R)

Owner
Name
Date of Birth     Relationship
Social Security Number/Federal I.D.
Address (Number and Street)
City     State    ZIP
Phone
Are you a U.S. citizen?
   Yes         No

Joint Owner
(Proceeds will be distributed on death of first Owner. Spousal Joint Owner has option to continue Contract in force.)
Name
Date of Birth     Relationship
Social Security Number/Federal I.D.
Are you a U.S. citizen?
   Yes         No

Annuitant (If other than Proposed Owner)
Name (Print as desired in policy)
Social Security Number/Federal I.D.
Date of Birth     Age      Sex
Address (Number and Street)
City     State    ZIP
Phone
Are you a U.S. citizen?
   Yes         No

Joint Annuitant
Name
Social Security Number/Federal I.D.
Date of Birth     Relationship
Are you a U.S. citizen?
   Yes        No

The Beneficiary
PRIMARY NAME
Date of Birth     Relationship to Owner
CONTINGENT NAME
Date of Birth     Relationship to Owner

Capital Protection Program?            Yes    No
Guaranteed Option    1 year        3 year
Now that you have determined which guaranteed option you intend to use, indicate below how you would like the balance of your initial investment allocated.

Premium Allocation
Perspective Advisors is a single premium Contract.
(Whole percentages-- must total 100%)
         %        AIM/JNL Value II
         %        AIM/JNL Small Cap Growth
         %        AIM/JNL Large Cap Growth
         %        JNL(R)/Alliance Growth
         %        JNL/Janus Aggressive Growth
         %        JNL/Janus Growth & Income
         %        JNL/J.P. Morgan International & Emerging Markets
         %        JNL/Oppenheimer Global Growth
         %        JNL/Oppenheimer Growth
         %        PIMCO/JNL Total Return Bond
         %        JNL/Putnam Growth
         %        JNL/Putnam International Equity
         %        JNL/Putnam Midcap Growth
         %        JNL/Putnam Value Equity
         %        Lazard/JNL Mid Cap Value
         %        Lazard/JNL Small Cap Value
         %        PPM America/JNL Money Market
         %        Salomon Brothers/JNL Balanced
         %        Salomon Brothers/JNL Global Bond
         %        Salomon Brothers/JNL High Yield Bond
         %        T. Rowe Price/JNL Mid-Cap Growth
         %        JNL/S&P Conservative Growth II
         %        JNL/S&P Moderate Growth II
         %        JNL/S&P Aggressive Growth II
         %        JNL/S&P Very Aggressive Growth II
         %        JNL/S&P Equity Growth II
         %        JNL/S&P Equity Aggressive Growth II
Guaranteed Options
     1 year _______%     3 year _______%

Premium Payment
Premium with application   $
IRC 1035 Exchange?           Yes    No
Will this annuity replace any existing life insurance or annuity?
   Yes     No      Details:
Company
Policy No.
Have you completed a State Replacement Form (where required)?
  Enclosed     Not required

Annuity Type
Plan Type
Type of Transfer
 Non-tax Qualified
 IRC 1035 Exchange
 IRA - Individual
 Contribution year ____
 Direct Transfer
 IRA - Spousal
 Contribution year ____
 Direct Rollover
 IRA - Custodial
 Contribution year ____
 Non-direct Rollover
 IRA - SEP
 Contribution year ____
 Trustee to Trustee
 IRA - Roth
 Contribution year ____
 Transfer
 403(b)
 401(k)
 Qualified Savings Plan
 HR-10 (KEOGH) Plans
 Other _________________________

Dollar-Cost Averaging/Earnings Sweep

Dollar-Cost Averaging     Yes     No
I (We) authorize the Company to transfer the following amount as indicated below (min. $100). Transfers are available from all variable accounts and the one-year Guaranteed Account Option. (Check transfer frequency.)
          Monthly         Quarterly       Semiannually      Annually
Source Fund (One source fund only)
Earnings Sweep     Yes     No
Transfer previous month's earnings from either the 1-Year Guaranteed Account or the PPM America/JNL Money Market Portfolio.
Choose one Source Fund:    1-Year Guaranteed Account
                           PPM America/JNL Money Market Portfolio

Please make the first transfer on ____/____/____ (m/d/y) (Earnings Sweep transfer must be within 30 days of premium receipt.)
Transfers will be made from the Source Fund to the following Target Fund(s):
Target Fund       Amount (DCA only)
                  $
                  $
                  $

Systematic Withdrawal Program
By checking "yes" below, I hereby elect to participate in the Systematic Withdrawal Program. In so doing, I authorize the Company to forward the appropriate form for my review and signature. I understand that this request is subject to the terms of the Contract, and receipt of a properly executed form.
        Yes       No
Systematic withdrawals cannot be used to continue the Contract in force beyond the latest Income Date. On the latest Income Date the Contract must annuitize.

Income Date
Anticipated Income/Annuity Date:
If Income Date is not specified, age 90 (age 70 1/2 for Qualified Plans) will be used.

on____/____/____ (date).
Rebalancing should occur:
  Monthly       Quarterly      Semiannually      Annually

Important: Make all Checks Payable only to Jackson National Insurance Company of New York.

1. I (We) hereby represent to the best of my (our) knowledge and belief that each of the statements and answers contained above are full, complete and true.
2. The Social Security or taxpayer identification number shown above is certified to be correct.
3. I (We) understand that annuity premiums, benefits, and surrender values, if any, when based on the investment experience of a separate account of JNL/NY, are variable and may be increased or decreased, and the dollar amounts are not guaranteed.
4. I (We) have been given a current Prospectus for this variable annuity and for each Series listed above.
5. The Contract I (we) have applied for is suitable for my (our) insurance investment objective, financial situation and needs.
6. I (We) understand the restrictions imposed by ss. 403 (b)(11) of the Internal Revenue Code. I (We) understand the investment alternatives available under my
(our) employer's 403(b) plan, to which I (we) may elect to transfer my (our) Contract value.
7. I (We) understand that amounts payable from the Guaranteed Account Option under this Contract are subject to a market value adjustment if withdrawn or transferred prior to the end of the applicable guaranteed period.
8. If I (we) have elected the Capital Protection Program, I (we) hereby acknowledge receipt of the "Capital Protection Program Disclosure Statement."

Dated and signed
at ________________________________________
         City     State

on ___________________________________ (date)

Signature of Owner
Signature of Joint Owner or Joint Annuitant Title
Signature of Annuitant if other than Owner

Registered Representative Statement
Broker statement: To the best of my knowledge and belief, this application will/will not replace any life insurance or annuities. I have complied with requirements for disclosure and/or replacement as necessary.
I certify that I am authorized and qualified to discuss the Contract.

Producer's/Representative's Full Name (Please Print) Phone No.
Address  City     State
Signature of Producer/Representative        Date
Broker/Dealer Name and No.                JNL/NY Producer No.

Application, funds and transfer paperwork must be sent to:
Jackson National Life Insurance Company of New York
Service Center
P.O. Box 0809
Denver, CO  80263-0809

For overnight submission:
Jackson National Life
Insurance Company of New York
Service Center
c/o Bank One
445 E. 124th Avenue
Thornton, CO 80241

For application questions or assistance, please call 800/599-5651
(7:00 a.m. to 6:00 p.m. MT).